As filed with the Securities and Exchange Commission on December 13, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3415036
(State of Incorporation)	(I.R.S. Employer Identification No.)

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

(Address of Principal Executive Offices, Including Zip Code and Telephone Number)

IDT Corporation 1996 Stock Option and Incentive Plan,

as Amended and Restated

Stock Option Agreements with each of the optionees named

in note (6) to the “Calculation of

Registration Fee” table

(Full Title of the Plan)

James A. Courter

Chief Executive Officer

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

(Name, Address, including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Joyce J. Mason, Esq.

General Counsel

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common Stock, par value $.01 per share	33,264(2)	$12.08(3)	$401,830(3)	$43.00
Class B Common Stock, par value $.01 per share	1,030,280(4)	$15.67(5)	$16,144,488(5)	$1,727.46
Class B Common Stock, par value $.01 per share	93,324(4)	$14.86(5)	$1,386,795(5)	$148.39
Class B Common Stock, par value $.01 per share	12,245(4)	$14.23(5)	$174,247(5)	$18.65
Class B Common Stock, par value $.01 per share	7,737(4)	$14.94(5)	$115,591(5)	$12.37
Class B Common Stock, par value $.01 per share	9,833(4)	$13.06(5)	$128,419(5)	$13.74
Class B Common Stock, par value $.01 per share	1,301,651(4)	$12.93(5)	$16,830,348(5)	$1,800.85
Class B Common Stock, par value $.01 per share	11,666(4)	$12.81(5)	$149,442(5)	$15.99
Class B Common Stock, par value $.01 per share	295,841(6)	$12.95(5)	$3,831,141(5)	$409.94
Total	2,795,841		$39,046,710	$4,190.39

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the 1996 Stock Option and Incentive Plan, as Amended and Restated (the “1996 Plan”).

(2)	Represents shares of Class B Common Stock reserved for issuance pursuant to awards which may be granted under the 1996 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported prices of the shares of Class B Common Stock of the Registrant (“Class B Common Stock”) on the New York Stock Exchange on December 9, 2005.

(4)	Represents shares of Class B Common Stock which may be issued upon exercise of options previously granted under the 1996 Plan.

(5)	Calculated pursuant to Rule 457(h) under the Securities Act, based upon the weighted average of the exercise price per share of such options.

(6)	Represents shares of Class B Common Stock which may be issued upon exercise of stock options under separate Stock Option Agreements between IDT Corporation and each of the following persons: (1) James A. Courter; (2) Ira A. Greenstein; (3) Stephen R. Brown; (4) Morris Lichtenstein; (5) Marc A. Knoller; (6) Morris I. Berger; (7) Marcelo Fischer; (8) Moshe Kaganoff; (9) Douglas W. Mauro; (10) Joyce J. Mason; (11) Elyahu Tendler; and (12) Kathleen Timko.

PART I

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1996 Stock Option and Incentive Plan, as Amended and Restated (the “1996 Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005, filed with the Commission on October 14, 2005;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2005, filed on December 12, 2005;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on August 2, 2005, September 27, 2005, September 27, 2005, October 5, 2005 and November 17, 2005;

(d)	The description of the Class B common stock, par value $.01 per share (the “Class B Common Stock”), of the Registrant set forth as Item 1 under the caption “Description of Securities” in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on May 4, 2001 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the Class B Common Stock have been passed on by Joyce J. Mason, Esq. Ms. Mason is Senior Vice President, Secretary, General Counsel and a director of the Registrant and is the beneficial owner of 15,020 shares of common stock, par value $.01 per share (the “Common Stock”), of the Registrant and 434,016 shares of Class B Common Stock, including (i) 4,640 shares of Common Stock and 18,685 shares of Class B Common Stock held by members of her immediate family, (ii) 1,704 shares of Class B Common Stock in Ms. Mason’s 401(k) Plan, (iii) 24,849 restricted shares of Class B Common Stock, and (iv) 372,604 shares of Class B Common Stock issuable upon the exercise of employee stock options exercisable within 60 days of December 1, 2005. Ms. Mason is the sister of Howard Jonas, Chairman of the Board of the Registrant.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation provides that, to the extent permitted by the Delaware General Corporation Law (“DGCL”), directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(7) of the DGCL, however, states that such a provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful dividends, distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit.

The Registrant’s By-Laws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or serving in any such capacity with another business organization at the request of the Registrant) if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, such director, officer, employee or agent may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

Item 8.	Exhibits.

*5.1	Legal Opinion of Joyce J. Mason, Esq.

10.1	1996 Stock Option and Incentive Plan, as Amended and Restated, of the Registrant (incorporated by reference to the Registrant’s Proxy Statement for the 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on November 3, 2004).

10.2	Form of Stock Option Agreement under the 1996 Stock Option and Incentive Plan, as Amended and Restated, of the Registrant (incorporated by reference to the Registrant’s Proxy Statement for the 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on November 3, 2004).

*10.3	Form of Restricted Stock Agreement under the 1996 Stock Option and Incentive Plan, as Amended and Restated, of the Registrant.

*10.4	Form of Stock Option Agreement between the Registrant and each of the optionees listed in note (6) to the “Calculation of Registration Fee” table in this Registration Statement. Exhibit includes a schedule identifying the omitted Stock Option Agreements and material differences from the filed agreement.

23.1	Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

*23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the Signature Pages to this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on December 13, 2005.

IDT CORPORATION

By:	/s/ JAMES A. COURTER
James A. Courter
Vice Chairman and Chief Executive Officer

The undersigned directors and officers hereby constitute and appoint James A. Courter and Stephen R. Brown, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name in the capacities indicated any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities indicated as of December 13, 2005.

Signature	Titles
/s/ HOWARD S. JONAS HOWARD S. JONAS	Chairman of the Board and Director

/s/ JAMES A. COURTER JAMES A. COURTER	Vice Chairman, Chief Executive Office and Director (Principal Executive Officer)

/s/ STEPHEN R. BROWN STEPHEN R. BROWN	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ MARCELO FISCHER MARCELO FISCHER	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ IRA A. GREENSTEIN IRA A. GREENSTEIN	Director

/s/ JOYCE J. MASON JOYCE J. MASON	Director

/s/ MARC E. KNOLLER MARC E. KNOLLER	Director

/s/ MOSHE KAGANOFF MOSHE KAGANOFF	Director

/s/ J. WARREN BLAKER J. WARREN BLAKER	Director

Signature	Titles

/s/ RUDY BOSCHWITZ RUDY BOSCHWITZ	Director

/s/ SAUL K. FENSTER SAUL K. FENSTER	Director

/s/ JAMES S. GILMORE, III JAMES S. GILMORE, III	Director

SLADE GORTON	Director

JACK F. KEMP	Director

JEANE J. KIRKPATRICK	Director

/s/ MICHAEL J. LEVITT MICHAEL J. LEVITT	Director

EXHIBIT INDEX

Exhibit No.	Description
*5.1	Legal Opinion of Joyce J. Mason, Esq.

10.1	1996 Stock Option and Incentive Plan, as Amended and Restated, of the Registrant (incorporated by reference to the Registrant’s Proxy Statement for the 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on November 3, 2004).

10.2	Form of Stock Option Agreement under the 1996 Stock Option and Incentive Plan, as Amended and Restated, of the Registrant (incorporated by reference to the Registrant’s Proxy Statement for the 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on November 3, 2004).

*10.3	Form of Restricted Stock Agreement under the 1996 Stock Option and Incentive Plan, as Amended and Restated, of the Registrant.

*10.4	Form of Stock Option Agreement between the Registrant and each of the optionees listed in note (6) to the “Calculation of Registration Fee” table in this Registration Statement. Exhibit includes a schedule identifying the omitted Stock Option Agreements and material differences from the filed agreement.

23.1	Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

*23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the Signature Pages to this Registration Statement).

*	Filed herewith